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                                  EXHIBIT D

                            SHAREHOLDER AGREEMENT


  This Agreement dated as of February 26, 1997 by and between Michael
Foods, Inc., a Delaware corporation ("Michael"); the Shareholders of Michael listed on Schedule I (individually "Shareholder" and collectively "Shareholders"); the other former shareholders and partners of Papetti's Hygrade Egg Products, Inc. ("Papetti's Hygrade") and the Acquired Entities identified in the Reorganization Agreement described below and listed on
Schedule I (the "Sellers") and the Representative of the Shareholders and
Sellers;
  WHEREAS, Michael is a publicly-held corporation whose common stock is traded on the NASDAQ National Market System ("NASDAQ-NMS"); and
  WHEREAS, under date of June 29, 1996 Michael, M.G. Waldbaum
Company, a Nebraska corporation ("Acquisition"), Papetti's Hygrade and the Acquired Entities defined therein entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement") whereby Michael was to acquire Papetti's Hygrade by merger (the "Papetti's Hygrade Reorganization") and Acquisition was to acquire each of the Acquired Entities by mergers (the "Mergers") or through asset purchases and liability assumption (the "Asset Acquisitions"), as the case may be (the "Reorganization"); and
  WHEREAS, as a condition to the completion of Papetti's Hygrade Reorganization, the Mergers and the Asset Acquisitions, Michael required that the Shareholders and Sellers enter into this Agreement.
  NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions hereinafter set forth, the parties agree as follows:





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SECTION 1.  CERTAIN DEFINITIONS.

  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings:

  (a) "Affiliate" shall mean, as applied to a specified Person, any other Person that directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such specified Person.

  (b) "Associate" when used to indicate a relationship with any Person, shall mean: (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same primary residence as such Person or who is a director or officer of the Person or any of its parents or subsidiaries.

  (c) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "Beneficial Ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to be the Beneficial Owner of a security if that Person has the right to acquire Beneficial Ownership of such security without giving effect to the 60-day provision provided under such rule. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a Group.





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  (d)  "Business Day" shall mean any day that is not a Saturday, a Sunday, a bank holiday or any other day on which commercial banking institutions in Minneapolis, Minnesota, are not generally open for business.

  (e) "Control" shall mean, with respect to a specified Person, the position or the possession, directly or indirectly, of the power to direct, cause the direction of, or substantially influence the management and policies of such Person, whether through the ownership of voting securities, partnership interests or other ownership interests, or by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership interests or other ownership interests of any other Person shall be deemed to control such corporation or other Person.

  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

  (g) "Equity Securities" shall mean: (i) any and all shares of capital stock of Michael; and (ii) any other securities, warrants, options or rights of any nature (whether or not issued by Michael) that are convertible into any, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of, shares of capital stock of Michael.

  (h) "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.





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  (i)  "Group" shall mean two or more Persons acting together for the purpose of acquiring, holding, voting or disposing of Equity Securities, which Persons would be required to file a statement on Schedule 13D or 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such Persons Beneficially Owned sufficient securities to require such a filing under the Exchange Act.

  (j) "Holder" shall mean any Shareholder that owns of record Registrable Securities.

  (k) "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

  (l) "Registrable Securities" means common stock of Michael acquired by a Shareholder in the Papetti's Hygrade Reorganization and any securities of Michael issued in respect thereof as a result of a stock dividend, stock split, recapitalization, merger or other similar transaction with respect to such common stock so acquired.

  (m) "Requirement of Law" shall mean, as to any specified Person, any law, treaty, rule or regulation of any Governmental Authority applicable to such Person or any of its property or to which such Person or any of its property is subject.

  (n) "Schedule 13G Person" shall mean any Person or Group eligible to file a statement on Schedule 13G with respect to Equity Securities pursuant to Rule 13d-1(b) under the Exchange Act.

  (o) "SEC" shall mean the Securities and Exchange Commission or its successor.

  (p) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in





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effect from time to time, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any similar federal statute.

  (q) The "Total Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of Michael had a meeting of the shareholders of Michael been duly held based upon a record date as of the measurement date if all Equity Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF MICHAEL

  Michael represents and warrants to the Shareholders and Sellers that:

  (a) Michael has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power to transact in all material respects its business as now conducted by it, to enter into this Agreement, and to perform its obligations hereunder.

  (b) This Agreement has been duly authorized, executed and delivered by Michael and constitutes a legal, valid and binding agreement of Michael, enforceable against Michael in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (c) Except as otherwise contemplated in this Agreement, no consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of Michael as a condition to the valid execution,





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delivery and performance of this Agreement by Michael, except where the absence of any such consent, approval or authorization of, or the failure to make any such filing, registration, qualification, declaration or designation with any Governmental Authority would not have a material adverse effect on Michael and its subsidiaries taken as a whole or materially impair Michael's ability to perform its obligations hereunder.

  (d) The execution, delivery and performance by Michael of this Agreement will not: (i) conflict with the Articles of Incorporation or Bylaws of Michael, as amended; (ii) conflict with, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, stockholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting Michael or to which Michael is a party or by which any of its properties or assets are or may be bound; (iii) violate any Requirement of Law applicable to Michael; or (iv) violate any order, injunction, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator applicable to Michael or any of Michael's properties or assets, except where such conflict, breach or other default under clause (ii) or any such violation under clauses (iii) or (iv) would not have a material adverse effect on Michael and its subsidiaries taken as a whole or materially impair Michael's ability to perform its obligations hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND SELLERS

  Each Shareholder and Seller jointly and severally represents and warrants to Michael that:





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  (a)  Each Shareholder and Seller has the legal capacity, power and authority to enter into and perform all of such Shareholder's and Seller's obligations under this Agreement. This Agreement has been duly executed and delivered by each Shareholder and Seller and constitutes a legal, valid and binding agreement of each Shareholder and Seller, enforceable against each Shareholder and Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. If any Shareholder is married and such Shareholder's Equity Securities constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of such Shareholder's spouse, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

  (b) No consent, approval or authorization of, or filing, registration, qualification, declaration or designation with, any Governmental Authority is required on the part of any Shareholder or Seller as a condition to the valid execution, delivery and performance of this Agreement by any Shareholder.

  (c) The execution, delivery and performance by each Shareholder and Seller of this Agreement will not: (i) conflict with, result in a violation or breach of, or constitute (with or





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without notice or lapse of time or both) a default (or give rise to any third-party right of termination, cancellation, material modification or acceleration) under, any of the terms, conditions or provisions of any trust agreement, voting agreement, stockholders agreement, voting trust, note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind affecting such Shareholder or Seller or to which such Shareholder or Seller is a party or by which any of such Shareholder's or Seller's properties or assets are or may be bound; (ii) violate any Requirement of Law applicable to such Shareholder or Seller; or (iii) violate any order, injunction, judgment or decree of any court or other Governmental Authority or any determination of an arbitrator applicable to such Shareholder or Seller or any of such Shareholder's or Seller's properties or assets.

SECTION 4.  COVENANTS OF THE SHAREHOLDERS AND SELLERS

  (a) Acquisition of Equity Securities. For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the Beneficial Owner of, or obtain any rights in respect of, any Equity Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) to increase the aggregate voting power in the election of directors of all Equity Securities then Beneficially Owned by all





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Shareholders and Sellers (such aggregate voting power, (the "Aggregate Voting
Power") to 20% or more of the Total Voting Power (such maximum percentage limitation, the "Maximum Percentage"). Notwithstanding anything to the contrary in this Section 4(a), the Maximum Percentage may be exceeded if, and solely to the extent that, the Aggregate Voting Power is or will be increased solely as a result of a repurchase of any Voting Securities by Michael or any of its subsidiaries or any other change in Michael's capitalization or by reason of the issuance of stock options by Michael to any of the Shareholders pursuant to any stock option plan maintained by Michael.

  (b) No Voting Trusts. For a period of three years from the date of this Agreement or unitl the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall deposit any Equity Securities in a voting trust or subject any Equity Securities to any arrangement or agreement with respect to the voting of such Equity Securities except for a voting trust or other arrangement among the Shareholders or Sellers or any of their Affiliates.

  (c) No Proxy Solicitation Adverse to Board Recommendation. For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the Board of Directors of Michael with respect to any matter.





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  (d)  No Formation of Group.  For a period of three years from the date of this Agreement or until the time that the Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, no Shareholder or Seller shall join a partnership, limited partnership, syndicate or other Group, or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Equity Securities, or otherwise become a "Person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with other Shareholders or Sellers or their Affiliates or with such Shareholders', Sellers' or Affiliates' representatives for estate planning purposes).

  (e) Vote For Restructuring. Each Shareholder will vote all of his Equity Securities in favor of the Restructuring as described in the Reorganization Agreement at any meeting of the stockholders of Michael called for such purpose or at any adjournment thereof.

SECTION 5.  ADDITIONAL COVENANTS OF SHAREHOLDERS

  (a) Two Year Restrictions on Disposition. For a period of two years from the date of this Agreement, the Shareholders, individually or collectively, shall not:

       (i)   sell or offer to sell Equity Securities in excess of 45,000
  shares, as   adjusted for any share dividend, stock split or other
  recapitalization of   Equity Securities, during any period of three
  consecutive months;

       (ii) pledge, hypothecate or encumber any Equity Securities Beneficially Owned by such Shareholder, except to a financial institution pursuant to a bona fide pledge, hypothecation or encumbrance to secure a bona fide loan for money borrowed to one or more Shareholders, provided that, upon foreclosure on such Equity Securities, such





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  financial institution has executed and delivered to Michael an agreement whereby such financial institution agrees to be legally bound by the terms of this Agreement as a "Shareholder" as if such financial institution were an original signatory hereto; or

       (iii) take or cause to be taken any action or actions which will disqualify the Papetti's Hygrade Reorganization as contemplated in the Reorganization Agreement, as a reorganization within the meaning of Section 368(a) of the Code.

  (b) Three Year Restrictions on Disposition. For a period of three years from the date of this Agreement or until the time that the
Shareholders and Sellers as a Group Beneficially Own Equity Securities representing in the aggregate less than 5% of the Total Voting Power, whichever is earlier, the Shareholders, individually or collectively, shall not:

       (i) sell or offer to sell Equity Securities having five percent (5%) or more of the Total Voting Power of Michael to any Person or Group in any single transaction or series of transactions without providing Michael the first right to buy such shares as provided in Section 5(c) below;

       (ii) sell or offer to sell Equity Securities to any Person or Group which the Shareholders have actual knowledge at time of the sale to Beneficially Own five percent (5%) or more of the total Voting Power of Michael or, to any Person or Group who, by virtue of the sale or offer, would Beneficially Own, five percent (5%) or more of the Total Voting Power of Michael, without in either case, providing to Michael a first right to buy such shares as provided in Section 5(c) below.





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  (c)  Michael's First Right to Purchase.  Upon the occurrence of any event described in Section 5(b)(i) or (ii), the Shareholder or Shareholders proposing to sell or offer Equity Securities shall provide written notice thereof to Michael and shall offer to Michael the right to purchase such Equity Securities. The notice shall state the number of shares offered and the price per share and any other conditions of the proposed sale or offer and shall include a copy of any written document setting forth the terms of the proposed sale or offer between the Shareholder or Shareholders and the purchaser or offeree. Michael shall have * from its receipt of such notice within which to purchase the Equity Securities so offered. In the event that Michael does not complete the purchase within such * period, the Shareholder or Shareholders sending the notice shall be permitted for a period of * thereafter to sell Equity Securities equal in number to the shares offered in such notice free of any restrictions under this Agreement at a price not less than the purchase price per share set forth in such notice and under terms and conditions no more favorable to the purchaser than the terms and conditions offered to Michael in such notice.

  (d) Tender Offers. The restrictions set forth in Section 5(b) and the first right to buy set forth in Section 5(c) shall not apply if a tender offer is made for all or substantially all of the outstanding shares of Michael Common Stock and the Board of Directors of Michael does not, within seven days of the commencement of such tender offer, announce its opposition to the tender offer. Notwithstanding the foregoing, the following additional terms and conditions shall apply in the event of the commencement of a tender offer:

       (i) In the event that one or more of the Shareholders has given notice to Michael pursuant to Section 5(c) of this Agreement and, prior to the exercise


--------------

* The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24(b)2 of the Securities Act of 1934.


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  of Michael's right to buy, a tender offer is commenced for all or substantially all of the outstanding shares of Michael Common Stock, Michael shall, within 20 days of the date that such Shareholder or Shareholders have given such notice, have the right to acquire the Equity Securities subject to the notice at the higher of the price offered by the Shareholder or Shareholders in the notice or the tender offer price, regardless of whether Michael's Board of Directors has announced its opposition to such tender offer.

       (ii) In the event that one or more of the Shareholders has given notice to Michael pursuant to Section 5(c) of this Agreement and, subsequent to the exercise of Michael's right to buy, either a tender offer is commenced for all or substantially all of the outstanding shares of Michael Common Stock or the Board of Directors rescinds its earlier opposition to such tender offer, Michael shall have the option of (A) rescinding its agreement to purchase the shares from the Shareholder or Shareholders within two days after the commencement of such tender offer or the announcement by the Board of the rescission of opposition to the tender offer, or (B) acquiring such shares at the higher of the price offered by the Shareholder or Shareholders in the notice or the tender office price.

SECTION 6.  LEGEND.

  All certificates representing shares of common stock of Michael which are subject to this Agreement shall bear the following legend:

       "The shares represented by this certificate are subject to certain restrictions on the transfer, sale or other disposition of the shares pursuant to an agreement dated February 26, 1997 between the issuer and the registered





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owner hereof, a copy of which may be obtained from the secretary of the corporation."

Any shareholder receiving common stock of Michael which is subject to this Agreement shall promptly deliver the certificate for such shares to the secretary of Michael who shall place the foregoing legend on the certificate. The Secretary of Michael shall promptly return the legended certificates to the Shareholders.

SECTION 7. - DIRECTORS.

  For a period of three (3) years following the date of this Agreement, the Board of Directors of Michael shall include representatives of the Shareholders as provided below. If the Shareholders collectively own * or more of the outstanding common stock of Michael, they shall be entitled to nominate two (2) directors. If the Shareholders own less than * of the outstanding common stock of Michael, they shall be entitled to nominate one (1) director. Within thirty (30) days following the end of each calendar year the Representative (as defined in the Reorganization Agreement) shall give notice to Michael of the nominees of the Shareholders.

SECTION 8.  REGISTRATION RIGHTS.

  (a) Piggyback Rights. If at any time prior to the third anniversary date of this Agreement, Michael proposes to register Equity Securities under the Securities Act, in connection with a public offering of Equity Securities for its own account solely for cash (other than a registration on Form S-4 or S-8 or any successor form thereof) in a manner that would permit registration of all or a portion of the Registrable Securities owned by the Shareholders, Michael will give prompt notice thereof to the Shareholders. Upon written notice of any Shareholder to Michael received within fifteen (15) days after delivery of notice of the proposed

------------
* The confidential portion has been so omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24(b)-2 of the Securities Act of 1934.


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        offering by Michael, Michael will use its best efforts to effect the registration of the Registrable Securities covered by such notice under the Securities Act; provided, however, that Michael shall have the right to abandon the registration in its entirety at any time and shall not be required to register Registrable Securities if the underwriters in any underwritten offering reasonably object to the inclusion of such shares in the registration, and provided further, that in any underwritten offering, the Shareholders participating in the registration agree to sell their Registrable Securities to the underwriters on the same terms and conditions as apply to Michael, with such differences as customarily apply in combined primary and secondary offerings of Equity Securities.

        (b). Requested Registration. If, at any time prior to the third anniversary date of this Agreement, Michael shall receive a written request from one or more Shareholders that Michael effect the registration under the Securities Act of all or a part of such Shareholders' Registrable Securities, then Michael will, within ten (10) days after receipt thereof, give notice to all other Shareholders of the receipt of such request and each such holder may elect by written notice received by Michael within ten (10) days from the date of the notice by Michael to have all or part of his Registrable Securities included in such registration. Upon receipt of such notice, Michael will, as soon as practicable, use reasonable efforts to effect the registration on Form S-3 and pursuant to Rule 415 (the "Resale Registration Statement") under the Securities Act of all Registrable Securities which it has been so requested to register covering resales from time to time of such Registrable Securities and Michael shall use its reasonable best efforts to: (i) cause the Resale Registration Statement to be declared effective by the SEC as soon as practicable thereafter; and (ii) maintain the effectiveness of the Resale Registration Statement

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continuously until the earliest of: (A) the date on which the Shareholders no longer hold Registrable Securities registered under the Resale Registration Statement or (B) the third anniversary of this Agreement or such lesser time as may be permitted under Rule 144 under the Securities Act to enable the Shareholders to sell the Registrable Securities under the Securities Act without such registration. Michael: (i) shall not be obligated to cause any special audit to be undertaken in connection with any such registration; (ii) shall be entitled to postpone for a reasonable period of time, but not in excess of ninety (90) days, the filing of any registration statement otherwise required to be prepared pursuant to this section if Michael is, at such time, conducting or about to conduct an underwritten public offering of equity securities (or securities convertible into equity securities) and is advised in writing by its managing underwriter that such underwritten public offer would, in its opinion, be adversely effected by the registration so requested; and
(iii) shall be entitled to postpone such requested registration for up to 90 days if Michael determines, in view of the advisability of deferring public disclosure of material corporate developments or other information, that such registration and the disclosure required to be made pursuant thereto would not be in the best interest of Michael at such time.

         (c)     Effective Registration.  A registration pursuant to this
Section 9 will not be deemed to have been effected unless the Registration Statement has been declared effective by the SEC; provided, however, that if after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority or court, such Registration Statement will be deemed not to have





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

been effected during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

         (d) Registration Expenses. Michael shall bear all expenses incurred in connection with the registration of the Registrable Securities
pursuant to this Section 9.   Such expenses shall include, without limitation,
all printing, legal and accounting expenses incurred by Michael and all registration and filing fees imposed by the SEC, any state securities commission or the NASDAQ-NMS. Each Shareholder shall be responsible for any brokerage fees or commissions and any taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by such Shareholder.

         (e) Selection of Underwriter and Investment Manager. If a requested registration pursuant to this Section 9 involves an underwritten offering, Michael shall have the exclusive right to select an investment banker or bankers and managers to administer the offering.

         (f) Registration Procedures. If and whenever Michael is required to use its reasonable efforts to cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Michael will, as expeditiously as reasonably possible: (i) prepare and file with the SEC such amendments and supplements to such Resale Registration Statement and the prospectus used in connection therewith and shall timely file with the SEC all required filings under the Exchange Act as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Resale Registration Statement and to keep the Resale Registration Statement effective, but only while it shall be required under the provisions of this Agreement to cause the Registration Statement





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to remain current; (ii) furnish to each Shareholder seeking registration hereunder such number of copies of the prospectus included in such Resale Registration Statement (including each preliminary prospectus and summary prospectus), and such other documents as each such Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Shareholder but only while it shall be required under the provisions hereof to cause the Registration Statement to remain current; (iii) use its reasonable efforts to register or qualify such Registrable Securities covered by such Resale Registration Statement under such other securities or blue sky laws of such jurisdictions as the Shareholders shall reasonably request, except that Michael shall not, for any purpose, be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause, it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction; (iv) use its reasonable efforts to list the Registrable Securities on the NASDAQ-NMS, if such Registrable Securities are not already so listed.

         (g)     Post-Registration Notices.  Michael shall promptly notify the
Shareholders: (i) when a prospectus or any prospectus supplement or post-effective amendment (including any required filings under the Exchange
Act) has been filed and, with respect to the Resale Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any state securities authority for amendments or supplements to the Resale Registration Statement and prospectus or for additional information after the Resale Registration Statement has become effective; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement; (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under such state's securities or "blue sky" laws; and
(v) of the happening of any event which makes any statement made in the Resale Registration Statement or related prospectus untrue or which requires the making of changes in such Resale Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As soon as practicable, following the expiration of the Suspension Period (as defined below), Michael shall prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Upon receipt of any notice (a "Suspension Notice") by the Shareholders from Michael of the happening of any event of the kind described in this
Section 9(g), the Shareholders shall forthwith discontinue disposition of the Registrable Securities pursuant to the Resale Registration Statement until the Shareholders' receipt of the copies of the supplemental or amended prospectus contemplated by this Section 9(g) or until the Shareholders have been advised in writing (the "Advice") by Michael that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Michael, will, or will request any broker or dealer acting as the Shareholders' agent(s) to deliver to Michael (at Michael's expense) all copies, other than permanent file copies then in the Shareholders' or their brokers' or dealers' possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that in no event shall the period from the date on which the Shareholders receive a Suspension Notice to the date which the Shareholders receive either the Advice or copies of the supplemental or amended prospectus contemplated in this
Section 9(g) (the "Suspension Period") exceed 60 calendar days.

         (h) Information. Michael may require each selling Shareholder to furnish it with such information regarding such selling Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Michael may from time to time reasonably request in writing.

         (i) Underwriting Agreement. The selling Shareholders shall execute and deliver an underwriting agreement in customary form in connection with any underwritten offering made pursuant to a registration hereunder.

SECTION 9  INDEMNIFICATION AND CONTRIBUTION

         (a) Indemnification by Michael. Michael agrees to indemnify and hold harmless to the full extent permitted by law, each Shareholder from and against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable legal fees and expenses incurred by shareholders (collectively, the "Damages") to which the Shareholders may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any supplement or amendment thereto, including filings under the Exchange Act) pursuant to which Registrable Securities were registered under the Securities Act, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any prospectus (as amended or supplemented if Michael shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made, not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to the Shareholders furnished in writing to Michael by the Shareholders specifically for use therein; provided, however, that Michael shall not be liable to the Shareholders under this Section 10(a) to the extent that any such Damages were caused by the fact that the Shareholders sold Registrable Securities to a Person as to who it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the prospectus as then amended or supplemented if, but only if: (i) Michael has previously furnished copies of such amended or supplemented prospectus to the Shareholders; and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the prospectus so delivered which was corrected in such amended or supplemented prospectus.

         (b) Indemnification by Shareholders. The Shareholders agree to indemnify, jointly and severally, and hold harmless Michael, its stockholders, directors, officers and each Person, if any, who controls Michael within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from Michael to the Shareholders in Section 10(a) of this Agreement but only with reference to information relating to the Shareholders furnished in writing to Michael by the Shareholders specifically for use in the Resale Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto); provided, however, that the Shareholders shall not be obligated to provide such indemnity to the extent that such Damages result from a failure of Michael to promptly amend or take action to correct or supplement any such Resale Registration Statement or prospectus on the basis of corrected or supplemental information provided in writing by the Shareholders to Michael expressly for such purpose. In no event shall the liability of the Shareholders hereunder be greater in amount than the amount of the proceeds received by the Shareholders upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Contribution. To the extent that the indemnification provided for in Section 10(a) or (b) is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such Section, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of Michael, on the one hand, and the Shareholders, on the other hand, in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of Michael, on the one hand, and the Shareholders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Michael or by the Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         If indemnification is available under Section 10(a) or (b), the indemnifying parties shall indemnify each indemnified party to the full extent provided in such sections without regard to the relative fault of said indemnifying party or the indemnified party or any other equitable considerations provided for in this Section 10(c). Michael and the Shareholders agree that it would not be just or equitable if contribution pursuant to this Section 10(c) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this section.

SECTION 10.  GENERAL PROVISIONS

         (a) Governing Law. This agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware without giving effect to any conflicts of law provisions.

         (b) Remedies. Michael, on the one hand, and the Shareholders and Sellers, on the other, acknowledge and agree that the other would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements in this Agreement of such party were not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right such party may have, any party will have the right to an injunction or other equitable relief (including specific performance) in any court of competent jurisdiction, enjoining any such breach and enforcing specifically the terms and provisions hereof. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative.

         (c) Notices. All notices, demands and other communications which may or are required to be given hereunder or with respect hereto shall be given by the Representative on behalf of the Shareholders and Sellers and by Michael on behalf of itself. All such notices, demands and other communications shall be in writing, shall be given either by personal delivery or by nationally recognized overnight courier or by telecopier, and shall be deemed to have been given or made when personally delivered, one business day after delivered to a nationally recognized overnight courier, postage prepaid, and receipt requested, or one business day after transmission by facsimile, receipt confirmed, addressed as follows:

         (i)                      IF TO MICHAEL:

                                  Jeffrey M. Shapiro
                                  Executive Vice President
                                  Michael Foods, Inc.
                                  5353 Wayzata Boulevard
                                  324 Park National Bank Building
                                  Minneapolis, Minnesota  55416
                                  Telephone:  612-546-1500
                                  Facsimile No.: 612-546-3711

                                  with a copy to:

                                  Albert A. Woodward
                                  Maun & Simon, PLC
                                  2000 Midwest Plaza Building West
                                  801 Nicollet Mall
                                  Minneapolis, Minnesota  55402
                                  Telephone:  612-338-1113
                                  Facsimile No.: 612-338-2271

      (ii)      IF TO THE SHAREHOLDERS OR SELLERS:

                Arthur N. Papetti
                c/o Papetti's Hygrade Egg Products, Inc.
                100 Trumbull Street
                Elizabeth, New Jersey  07206
                Telephone:  908-351-0477
                Facsimile No.:  908-354-0136
                As Representative

                with a copy to:

                Martin B. O'Connor, II            Robert M. LaRose
                O'Connor, Morss & O'Connor        Thompson  Coburn
                Liberty Hall Center               One Mercantile Center
                1085 Morris Avenue                Suite 3400
                Union, New Jersey   07083         St. Louis, Missouri  63101
                Telephone:  908-354-5660          Telephone: 314-552-6000
                Facsimile No.: 908-354-5786       Facsimile No.:  314-552-7000


or to such other address as any such person or entity may from time to time designate by notice to the others.

         (d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this Agreement.

         (e) Amendments. This Agreement may be amended only by an agreement in writing signed by all of the parties hereto.

         (f) Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (g) Counterparts. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which when taken together shall be one and the same statement.

         (h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, provided that a Shareholder may not assign any of his rights or obligations hereunder to any person without the prior written consent of Michael. Notwithstanding the foregoing, the consent of Michael shall not be required in connection with the assignment of this Agreement to the estate of a Shareholder.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.
                              MICHAEL FOODS, INC.


                                        By: /s/ Gregg Ostrander
                                           -------------------------
                                        Its:  President
                                             -----------------------
                                            /s/ Arthur N. Papetti
                                        ----------------------------------
                                        Arthur N. Papetti
                                        As Representative of and
                                        attorney-in-fact for the Shareholders
                                        and Sellers listed on Schedule I

                                   SCHEDULE I
                        LIST OF SHAREHOLDERS AND SELLERS


A.       SHAREHOLDERS
         Stephen Papetti
         Alfred Papetti
         Arthur J. Papetti

B.       SELLERS

         Arthur N. Papetti
         Anthony Papetti
         The Alfred Papetti S Corporation Stock Trust
         The Stephen Papetti S Corporation Stock Trust
         The Tina Marie Noll S Corporation Stock Trust
         The Arthur J. Papetti S Corporation Stock Trust
         The Mary Barbara Papetti S Corporation Stock Trust
         Declaration of Irrevocable Living Trust by Anthony Papetti FBO Stephen Papetti U/D 2/1/95
         Declaration of Irrevocable Living Trust by Anthony Papetti FBO Alfred Papetti U/D 2/1/95
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Arthur J. Papetti U/D 12/1/93
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Tina Marie Papetti-Noll U/D 12/1/93
         Declaration of Irrevocable Living Trust by Arthur N. Papetti FBO Mary Barbara Papetti U/D 12/1/93
         Arthur J. Papetti Family Limited Partnership
         Stephen Papetti Family Limited Partnership
         Tina Marie Noll Family Limited Partnership
         Alfred Papetti Family Trust
         Stephen Papetti Family Trust
         Arthur J. Papetti Family Trust
         Tina Marie Noll Family Trust
         1995 Irrevocable Living GSTE Trust by Barbara Papetti FBO Arthur J. Papetti U/D 8/10/95
         1995 Irrevocable Living GSTE Trust by Lillian Papetti FBO Alfred Papetti U/D 8/10/95
         1995 Irrevocable Living GSTE Trust by Lillian Papetti FBO Stephen Papetti U/D 8/10/95
         1995 Irrevocable Living Trust by Tina Marie Noll FBO Tina Marie Noll U/D 8/10/95 Mary Barbara Papetti